UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
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      Rules 14a-6(i)(4) and 0-11.

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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

Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 28, 2003 at 11:00 a.m., at the American Stock Exchange, 86 Trinity Street New York, New York. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one-year term; and approve an amendment to the Company's Certificate of Incorporation to broaden the indemnification of directors and officers to the fullest extent permitted by applicable law and limit the liability of directors. Information regarding these matters are set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,



Walter C. Johnsen
President and Chief Executive Officer


                                      (1)

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2003

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at the American Stock Exchange, 86 Trinity Street New York, New York, on Monday, April 28, 2003, at 11:00 A.M. for the following purposes:

     1. To elect eight Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2. To consider and vote upon an Amendment to the Company's Certification of Incorporation to broaden the indemnification of directors and officers to the fullest extent permitted by applicable law and limit the liability of directors.

     3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 10, 2003 will be entitled to vote at the meeting and at any adjournment thereof.


March 27, 2003                            ------------------------------------
Fairfield, Connecticut                    Paul G. Driscoll, Vice President and
                                          Chief Financial Officer, Secretary
                                          and Treasurer


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 2002.

                                      (2)

                                                         Acme United Corporation
                                                        1931 Black Rock Turnpike
                                                    Fairfield, Connecticut 06825

ANNUAL MEETING OF SHAREHOLDERS
April 28, 2003
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 28, 2003, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 27, 2003.

Only holders of Common Stock of record at the close of business on March 10, 2003 will be entitled to vote at the meeting. Each holder of the 3,383,251 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

                                      (3)

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 1, 2003:

                                  Type of    Shares Owned on    Percent of
Shareholder                      Ownership   February 1, 2003     Class
------------------------------- ----------- ------------------ ------------
Walter C. Johnsen                 Direct      277,272 (1)          6.90
1931 Black Rock Turnpike
Fairfield, CT   06825
------------------------------- ----------- ------------------ ------------
R. Scott Asen                     Direct       602,690            14.99
Asen and Co.
224 East 49th Street
New York, NY   10017
------------------------------- ----------- ------------------ ------------
(1) In addition, Mr. Johnsen has the right to acquire 255,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 1, 2003. The persons shown have sole voting power in these shares except as shown in the footnotes below.

                         Common Stock Beneficially Owned
                              as of February 1,2003
--------------------------------------------------- ------- -------------------

                                 Number of Shares     (1)        Percent
--------------------------------------------------- ------- -------------------
James A. Benkovic....................51,060           (2)          1.27
--------------------------------------------------- ------- -------------------
Larry H. Buchtmann...................44,500           (3)          1.11
--------------------------------------------------- ------- -------------------
Paul G. Driscoll ....................11,900           (4)           *
--------------------------------------------------- ------- -------------------
George R. Dunbar ....................50,309           (5)          1.25
--------------------------------------------------- ------- -------------------
Richmond Y. Holden, Jr. .............30,472           (6)           *
--------------------------------------------------- ------- -------------------
Walter C. Johnsen...................532,272           (7)         13.24
--------------------------------------------------- ------- -------------------
Wayne R. Moore ......................47,643           (5)          1.19
--------------------------------------------------- ------- -------------------
Brian S. Olschan....................125,375           (8)          3.12
--------------------------------------------------- ------- -------------------
Gary D. Penisten ...................128,787           (5)          3.20
--------------------------------------------------- ------- -------------------
Stevenson E. Ward III ................8,500            (9)           *
--------------------------------------------------- ------- -------------------
Executive Officers and Directors
   as a Group (10 persons)........1,030,818
--------------------------------------------------- ------- -------------------
                                                              *Less than 1.0%

                                      (4)

(1) Based on a total of 3,383,251 outstanding shares as of February 1, 2003 and 636,725 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2003.

(2) Includes 39,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2003.

(3) Includes 43,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2003.

(4) Includes 10,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

(5) Includes 27,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2003.

(6) Includes 25,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

(7) Includes 255,000 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

(8) Includes 119,375 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

(9) Includes 7,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2003.

                                      (5)

ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors:

------------------------- ------------------------------------------------------
                                                                       Director
Nominees                  Principal Occupation                           Since
------------------------- ------------------------------------------------------
Walter C. Johnsen         President and Chief Executive Officer          1995
(age 52)                  of the Company since November 30,1995;
                          Executive Vice President from
                          January 24, 1995 to November 29, 1995.
                          Formerly served as Vice Chairman and a
                          principal of Marshall Products, Inc.,
                          a medical supply distributor.

------------------------- ------------------------------------------------------
Gary D. Penisten          Chairman of the Board of the Company           1994
(age 71)                  since February 27, 1996. He is a
                          Director of D.E. Foster & Partners L.P.,
                          an executive search firm. From 1977 to
                          1988, he was Senior Vice President of
                          Finance, Chief Financial Officer and a
                          Director of Sterling Drug Inc. From 1974
                          to 1977 he served as Assistant Secretary
                          of the Navy for Financial Management.
                          Prior to that, he was employed by General
                          Electric Company.
------------------------- ------------------------------------------------------
Wayne R. Moore            President and Chief Executive Officer of       1976
(age 71)                  the Moore Special Tool Company(1974-1993)
                          and its Chairman of the Board(1986-1993).
                          He was Chairman of the Board of the Producto
                          Machine Company (1994-1997). Mr. Moore was
                          Chairman of the Association for Manufacturing
                          Technology/U.S. Machine Tool Builders(1985-1986)
                          and Committee Member of the U.S. Eximbank
                          (1984).  He is a Trustee of the American
                          Precision Museum and on the Board of Advisors
                          of the Fairfield University School of
                          Engineering.
------------------------- ------------------------------------------------------

                                      (6)

------------------------- ------------------------------------------------------
George R. Dunbar          President of The U.S. Baird Corporation        1977
(age 79)                  since January 2001 and President of
                          Dunbar Associates, a municipal management
                          consulting firm. Former Chief Administrative
                          Officer for the City of Bridgeport.
                          President (1972-1987), Bryant Electric
                          Division of Westinghouse Electric
                          Corporation, manufacturer of electrical
                          distribution and utilization products,
                          Bridgeport, CT.
------------------------- ------------------------------------------------------
Richmond Y. Holden, Jr.   President and Chief Executive Officer of       1998
(age 49)                  J.L. Hammett Co. since 1992; Executive
                          Vice President from 1989 to 1992.  J.L.
                          Hammett Co. is a distributor and retailer
                          of educational products throughout the
                          United States. He is currently Chairman
                          of the Board of PC-Build, a computer
                          upgrade, network services and computer
                          services company.
------------------------- ------------------------------------------------------
Brian S. Olschan          Executive Vice President and Chief             2000
(age 46)                  Operating Officer of the Company as of
                          January 25, 1999; Senior Vice President
                          - Sales and Marketing from September 12,
                          1996 to January 24, 1999; formerly served
                          as Vice President and General Manager of
                          the Cordset and Assembly Business of
                          General Cable Corporation, an electrical
                          wire and cable manufacturer.
------------------------- ------------------------------------------------------
Stevenson E. Ward III     Vice President and Chief Financial             2001
(age 58)                  Officer of Triton ThalassicTechnologies,
                          Inc. since September 2000.  From 1999
                          thru 2000, Mr. Ward served as Senior Vice
                          President-Administration of Sanofi-
                          Synthelabo, Inc.  He also served as
                          Executive Vice President (1996-1999) and
                          Chief Financial Officer (1994-1995) of
                          Sanofi, Inc. and Vice President,
                          Pharmaceutical Group, Sterling Winthrop,
                          Inc. (1992-1994). Prior to joining Sterling
                          he was employed by General Electric Company.
------------------------- ------------------------------------------------------

                                      (7)

------------------------- ------------------------------------------------------
Susan H. Murphy           Vice President for Student and Academic        2003
(age 51)                  Services, Cornell University since 1994;
                          Dean of Admissions and Financial Aid from
                          1985 to 1994. Employed at Cornell since
                          1978. Chair of Policy Committee, Council
                          of Ivy Presidents since 1997.
------------------------- ------------------------------------------------------

     Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

     There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

     The Board of Directors had seven meetings. All directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

DIRECTORS' FEES

All directors who are not salaried employees received a fee of $3,000 per quarter plus $600 for each Board of Directors meeting attended. The Chairman of the Board earned an additional $600 per meeting to compensate for the broader responsibility and related effort. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of each Committee earned an additional $500 per meeting to compensate for the broader responsibility and related effort.

DIRECTORS STOCK OPTIONS

Under the Non-Salaried Directors Stock Option Plan, options were granted on April 28, 1997 for 10,000 shares each to Messrs. Dunbar, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares vested on April 28, 1998, 2,500 shares vested on April 28, 1999, and 2,500 shares vested on April 28, 2000. On April 27, 1998, options were granted for 2,500 shares each to Messrs. Dunbar, Moore and Penisten, of which all shares vested immediately. On April 27, 1998, options were granted for 10,000 shares to Richmond Y. Holden, Jr., of which 2,500 vested April 27, 1998, 2,500 vested on April 27, 1999, 2,500 vested on April 27, 2000 and 2,500 vested on April 27, 2001. On April 26, 1999, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2000, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2001, options were granted for 7,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. Additionally on April 24, 2001, options were granted for 10,000 shares to Stevenson E. Ward III of which 2,500 shares vested on April 25, 2001, 2,500 shares vested on April 25, 2002, 2,500 shares will vest on April 25, 2003 and 2,500 shares will vest on April 25, 2004. On April 22, 2002, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore, Penisten and Ward of which all shares vested immediately.

                                      (8)

Newman M. Marsilius, a former Director, had been previously been granted options for 10,000 shares, which fully vested on April 27, 1998 upon his retirement from the Board; the Board extended the exercise date for his options to expiration of the Plan.

COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors, which is composed of Mr. Penisten as Chairman, and Mr. Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board.

There is an Audit Committee of the Board of Directors, which is composed of Mr. Holden as Chairman, and Messrs. Ward and Moore.

The members of the Audit Committee are "independent" as such term is defined in
Section 121A of the American Stock Exchange's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee as required by the Independence Standards Board, and has considered the compatibility of nonaudit service with the auditors' independence.

                                      (9)

The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also selected the Company's independent auditors.

Richmond Y. Holden, Jr., Audit Committee Chair

Stevenson E. Ward III, Audit Committee Member

Wayne R. Moore, Audit Committee Member



NOMINATING COMMITTEE

The functions of the Nominating Committee are performed by the whole Board. The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board at least sixty
(60) days prior to the annual meeting at which the election of directors is to be held (subject to certain requirements set forth in the by-laws), care of the Secretary at the Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 2002, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, and Messrs. Holden, and Penisten. The Committee had two meetings during 2002.

                                      (10)

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     - Directly relating compensation to both Company and individual performance.

     - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels.

ANNUAL INCENTIVES

Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 2002 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The bonuses would range from 5% to 50% of base salary, provided a minimum goal were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success and corporate goals. The bonuses awarded in 2002 to top management are listed in the Summary Compensation Table below.

                                      (11)

In 2003, the incentive plan criteria will be similar to the plan in 2002.

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company's Employee Stock Option Plan is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Board believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

The Company's Amended and Restated Stock Option Plan terminated on February 24, 2002, at which time options previously granted under the Plan continue to vest and to be exercisable in accordance with their terms; however, no new options may be granted under the Plan after February 24, 2002. The Company adopted a new stock option plan, effective February 26, 2002.

The following options were granted in 2002:

     Options for 10,000 shares were granted to Paul G. Driscoll on September 23, 2002 of which 2,500 shares vested on September 24, 2002, 2,500 will vest on September 24, 2003, 2,500 shares will vest on September 24, 2004, and 2,500 shares on September 24, 2005.

     The Board also granted options for 8,000 shares in the aggregate to two other employees with staggered vesting dates through September 24, 2005.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
Richmond Y. Holden, Jr.
Gary D. Penisten

                                      (12)

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                              ANNUAL COMPENSATION
---------------------------- ---- --------- ------- --------------- ------------
                                                      Other Annual     All Other
Name and Principal Position  Year Salary(1)  Bonus  Compensation(2) Compensation
---------------------------- ---- --------- ------- --------------- ------------
Walter C. Johnsen            2002 $287,231  $60,000     $  0            $   0
President & Chief            2001 $257,346  $43,125     $  0            $   0
Executive Officer            2000 $228,224  $30,000     $  0            $   0
---------------------------- ---- --------- ------- --------------- ------------
Brian S. Olschan             2002 $247,008  $40,000     $  0            $   0
Executive Vice President &   2001 $220,067  $36,563     $  0            $   0
Chief Operating Officer (3)  2000 $193,385  $25,000     $  0            $   0
---------------------------- ---- --------- ------- --------------- ------------
Paul G. Driscoll             2002 $128,686  $10,000     $  0            $   0
Vice President-Chief         2001  $96,615  $   0       $  0            $   0
Financial Officer (4)        2000    $ 0    $   0       $  0            $   0
---------------------------- ---- --------- ------- --------------- ------------
James A. Benkovic            2002 $143,616  $17,000     $  0            $   0
Vice President-              2001 $128,673  $11,250     $  0            $   0
Consumer Sales (5)           2000 $114,193  $10,000     $  0            $   0
---------------------------- ---- --------- ------- --------------- ------------
arry H. Buchtmann            2002 $151,346  $17,000     $  0            $   0
Vice President-              2001 $138,894  $11,250     $  0            $   0
Manufacturing (6)            2000 $126,692  $10,000     $  0            $   0
---------------------------- ---- --------- ------- --------------- ------------

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

                                      (13)

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual.

(3) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996. He was promoted to Executive Vice President and Chief Operating Officer on January 25, 1999.

(4) Paul G. Driscoll joined Acme as Director, International Finance and Planning on March 19, 2001. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on September 23, 2002.

(5) James A. Benkovic joined Acme as Western Regional Sales Manager on June 18, 1990. He was promoted to Vice President of Sales - Consumer Products on October 1, 1991.

(6) Larry H. Buchtmann joined Acme as Vice President-Manufacturing on March 17, 1998.

OPTION GRANTS IN LAST FISCAL YEAR
AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.


                              Individual Grants
-------------------- ----------- ------------ ----------- ----------------- ----------------
                                                                                Potential
                                                                                Realizable
                                                                                 Value at
                                                                              Assumed Annual
                                  % of Total                                  Rates of Stock
                     Number of      Options                                       Price
                       Shares     Granted to                                   Appreciation
                     Underlying  Employees in                                   for Option
                       Options      Fiscal    Exercise or                         Term
       Name          Granted (1)     Year     Base Price  Expiration Date      5%      10%
-------------------- ----------- ------------ ----------- ----------------- ----------------
Paul G. Driscoll     10,000       55.6%       $3.75 per   September 23,     $24,000  $60,000
                                              share       2012
-------------------- ----------- ------------ ----------- ----------------- ----------------

(1) The dates on which the shares vest are summarized under the heading Stock Option Incentives in the preceding pages.

                                      (14)

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.


---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
                                                                                                              Value of
                                                                           Number of Securities       Unexercised In-the-Money
                                                                          Underlying Unexercised     Options/SARs at Fiscal Year
                                                                        Options/SARs at Fiscal Year              End
                              Shares Acquired                            End (#) (1) Exercisable/      ($)(1)(2) Exercisable/
           Name               on Exercise (#)    Value Realized ($)            Unexercisable                Unexercisable
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Walter C. Johnsen                   -0-                 $0                 252,500/37,500                 $146,000/$38,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Brian S. Olschan                    -0-                 $0                 117,500/27,500                 $116,000/$28,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Paul G. Driscoll                    -0-                 $0                  8,000/13,000                    $1,000/$1,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Larry H. Buchtmann                  -0-                 $0                  42,250/12,750                  $46,000/$91,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
James A. Benkovic                   -0-                 $0                  37,750/12,250                  $35,000/$12,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------

(1)  The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 2002, the last trading day of the fiscal year.

ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, Paul G. Driscoll and Larry H. Buchtmann and $3,985 for James A. Benkovic. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

                                      (15)

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This plan covers Walter C. Johnsen, Brian S. Olschan, Paul G. Driscoll, James A. Benkovic and Larry H. Buchtmann and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen and Mr. Olschan are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen and Mr. Olschan are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan would be entitled to thirty (30) months' compensation, respectively and Messrs. Driscoll, Benkovic and Buchtmann eighteen (18) months compensation. Under the second scenario, Messrs. Johnsen and Olschan would be entitled to twenty-four (24) months', and Messrs. Driscoll, Buchtmann and Benkovic would be entitled to six (6) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This Plan covers Messrs. Johnsen, Olschan, Driscoll, Benkovic and Buchtmann and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan would be entitled to nine (9) months' compensation, and Messrs. Driscoll, Benkovic and Buchtmann six (6) months' compensation, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                      (16)

The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Ableauctions.com, Ablest Incorporated, Advantage Marketing Sys, Amcon Distributing Co, American Shared Hosp SVC, Ampex Corp CL A, Andrea Electronics Corp., Antex Biologics, Arrhythmia Research Tech., Atlantic Premium Brands, Avalon Holdings Corp, Azco Mining Inc., Baldwin Technology Inc. A, Big City Radio Inc., Bionova Holding Corp., Blackrock CA Inv QMT, Blackrock FL IQMT, Blackrock NJ IQMT, Blackrock NY IQMT, Boots and Coots International, Canyon Resources Corp, Cardiotech Internat Inc, Careside Inc., Carmel Container System, Cel-Sci Corp., Cheniere Energy Inc., Chequemate International, Comforce Corp., Competitive Technologies, Congoleum Corp, Continucare Corp., Core Materials Corp, Cornerstone Bancorp, Cybex Internat, Dayton Mining Corp., Decorator Industries, Dor Biopharma Inc., Easyriders Inc., Eaton Vance MA MUNI INCM, EDT Learning Inc., Emagin Corporation, Empire Resources Inc., Engex Inc., Equidyne Corporation, Eresource Capital Group, Falmouth Bancorp Inc, Flanigan's Enterprise Inc., Franklin Electronic Publication, Global Income Fund Inc, Goldfield Corp, Gouverneur Bancorp Inc., Graham Corp, Gristedes Foods Inc., Grupo Simec S A ADR, GSE Systems Inc., Harken Energy Corp., Harold's Stores Inc, Hearx Ltd, Hersha Hospitality Trust, Hi-Shear Technology Corp, Horizon Medical Products, Integra Inc., Intelligent Systems Corp, Interstate General Company LP, Iomed Inc., J Alexander's Corp, Kentucky First Bancorp, Laidlaw Global Corp., Matec Corp., McRae Industries CL A, Medical Advisory Systems, Michael Anthony Jewelers, Nimbus Group Inc., Northern Technology, Nstor Technologies Inc., Panaco Inc., Pinnacle Bancshares Inc, Pittsbgh & WV Railroad, Ratexchange Corp., Reading International Inc. A, REFAC, Richmont Mines Inc, Riviera Holdings Corp., Security Assoc Intl Inc, Selas Corp of America, Semotus Solutions Inc., Servotronics Inc., Southern Banc Co., Southfirst Bancshares, Spigadoro Incorporated, Stephen Company, Sterling Cap CP, Streettracks DJ Global, Streettracks DJ US LC VL, Streettracks DJ US SM CP, Streettracks Fortune 500, Tech Flavors and Fragrance, Thackeray Corp, Tofutti Brands Inc., Tofutti Brands Inc., Transnational Financial Network, Uni-Marts Inc, Varsity Brands Inc., Vita Food Products Inc., VSI Holdings Inc., Wellco Enterprises Inc, Well- Gardner Electronic, Westminster Capital, Inc.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in the Company's line-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in the Company's line-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                      (17)

                             (Printer: Insert Graph)

        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                                AMEX MARKET INDEX

--------------------------------FISCAL YEAR ENDED-------------------------------
                           1997      1998      1999     2000      2001      2002

ACME UNITED CORP         100.00     37.50     18.75    46.88     65.00     62.67
PEER GROUP               100.00     74.43     71.17    38.61     35.07     24.06
AMEX MARKET INDEX        100.00     98.64    122.98   121.47    115.87    111.25


PROPOSAL FOR AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board of Directors has approved, and recommends that the Shareholders of the Company approve, an Amendment to the Certificate of Incorporation for the purpose of 1) broadening the indemnification of directors and officers to the fullest extent permitted by applicable law and 2) limiting the liability of directors. Until Connecticut's corporation laws were extensively changed effective January 1, 1997, directors and officers were provided with indemnification at a level mandated by law for all Connecticut corporations. This protection was the maximum indemnification then permitted in Connecticut corporations. Once the new Connecticut corporation laws came into effect in 1997, corporations were free to change the extent of protection of directors and officers, but directors and officers of corporations which were formed under older law (like the Company) maintained the indemnification rights they had under the older law unless the corporation affirmatively changed them. The Company now proposes to amend the certificate of incorporation to provide directors and officers the maximum indemnification rights permitted under the new Connecticut corporation law. By providing the maximum protection allowed by applicable law, the Board believes that such an Amendment would be in the best interests of the Company in attracting and retaining skilled and effective directors and officers because it modernizes the Company's indemnification and limitation of liability policy to a level competitive in today's environment.

                                      (18)

     The text of the resolution for the proposed Amendment is as follows:

     RESOLVED, that the Certificate of Incorporation be and hereby is amended by adding thereto the following new Articles VI and VII as follows:

          ARTICLE VI. Subject to the provisions of Connecticut General Statutes section 33-775, the corporation shall indemnify an individual who is a party to a proceeding because he is a director or officer of the corporation against liability (as defined in subdivision 5 of Connecticut General Statutes section 33-770) in the proceeding if:

             (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

             (2) such liability arises from any action taken, or any failure to take any action, as a director or officer, except liability that (A) involved a knowing and culpable violation of law by the director or officer; (B) enabled the director, officer or an associate, as defined in Connecticut General Statutes section 33-840, to receive an improper personal gain; (C) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constituted a sustained an unexcused pattern of inattention that amounted to an abdication of the director's or officer's duty to the corporation; or (E) created liability under Connecticut General Statutes section 33-757. This provision shall not affect the indemnification of or advance of expenses to a director or officer for any liability stemming from acts or omissions occurring prior to the effective date of this provision.

                                      (19)

          ARTICLE VII. The personal liability of a director to this corporation or its shareholders for monetary damages for breach of duty as a director is hereby limited to an amount equal to the compensation received by such director for serving the corporation during the year of the violation, provided such breach did not (A) involve a knowing and culpable violation of law by the director; (B) enable the director or an associate, as defined in Connecticut General Statutes section 33-840, to receive an improper personal economic gain; (C) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or (E) create liability under Connecticut General Statutes section 33-757. This provision shall not limit or preclude the liability of a director for any act or omission occurring prior to the effective date of this provision.

     The first of the proposed changes would require the Company to indemnify directors and officers against a claim made by any person that the director or officer took some action or failed to take some action which the claimant believes was improper. This requirement is subject to an independent determination by disinterested corporate officials (described in Connecticut General Statutes section 33-775) that the person claiming indemnification has met the standards of conduct entitling him or her to indemnification, as described further below. Indemnification means that the Company would be responsible for paying the claimant for a successful claim against the director or officer (whether by court judgment or settlement of the claim) as well as for paying for the director's or officer's costs to defend the claim (such as attorneys fees). However, there are certain kinds of acts or omissions of a director or officer for which indemnification is not permitted to be made under Connecticut law, as described in subparagraphs (2) (A) through (E) of the proposed new Article VI. The proposal would allow for the maximum amount of indemnification for officers and directors presently permitted under Connecticut law. The proposal and Connecticut law would also allow the Company to advance sums, during the pendency of the claim, to a director or officer against whom a claim had been made, for the costs of defending the claim, such as attorneys fees, but subject to any limitations on such advances imposed by federal securities laws.

     As discussed above, because no action has been taken to date to vary the indemnification rights of directors and officers of the Company since the change in Connecticut which became effective in 1997, they presently are entitled (subject to the independent determination described below) to the same indemnification from the Company as described in part 1 of the proposed Article VI above. The Board of Directors believes that providing the additional measure of protection now permitted by Connecticut law (part 2 of the proposed Article VI above) would be in the best interests of the Company in attracting and retaining skilled and effective directors and officers.

                                      (20)

     Under Connecticut law, any indemnification of a director or officer must be authorized for a specific proceeding after a determination has been made that the indemnification of the director or officer is permissible because he has met the relevant standard of conduct set forth in the Connecticut Business Corporation Act (and restated in part 1 of the proposed Article VI above). Such a determination is to be made by the board of directors on a majority vote of all the disinterested directors, if there are two or more disinterested directors; by a committee appointed by disinterested directors; by special legal counsel selected by disinterested directors (or by the entire board of directors if there are fewer than two disinterested directors); or by the shareholders.

     The second proposed amendment to the Certificate of Incorporation (new
Article VII) has some similarities to the first, but is distinct. This proposal is intended to put a cap on claims which could be made either by the Company or its Shareholders against a director for breaches of the duty of a director other than those types of breaches enumerated. The five enumerated exceptions are those required by Connecticut law (Connecticut General Statutes section 33-636(b)), and are essentially the same as the exceptions applicable to director and officer indemnification under the proposed new Article VI above. The Board of Directors believes that violations which do not fall within the five enumerated exceptions should not give rise to personal liability for a director beyond his compensation for the year in which the violation or breach occurs and that the proposed amendment is necessary to attract and retain skilled and effective persons to serve on the Board of Directors. The proposed amendment would provide the maximum limitation on director liability presently allowed under Connecticut law.


VOTES REQUIRED

The approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the Certificate of Incorporation.

                                      (21)

SELECTION OF AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

Representatives of Ernst & Young LLP are expected to be present at the 2003 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

FEES TO AUDITORS

A.       Audit Fees

             Fees for the 2002 audit were $134,000.

B.       All other Fees

             All other fees were $73,000, including audit related services of $9,000. Audit related services generally include fees for pension audits and accounting consultations.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company Common Stock(collectively referred to herein as "Insiders"), to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During the last year, the Company undertook an extensive review of the Section 16(a) reports filed on behalf of each individual who was an Insider during the fiscal year ended December 31,2002 to determine whether all their reportable transactions in the Company's Common Stock were timely reported and, as these transactions were identified, the Company undertook to assist the affected persons in filing the appropriate forms. In most of these cases there was no purchase or sale involved, but rather non-market transactions which have already been disclosed in the Company's annual Proxies, such as stock option grants and payment of director's fees in Common Stock rather than cash. Since conducting the review, the Company has developed new procedures to ensure improved compliance on an on-going basis, including compliance with the requirements of the Sarbanes-Oxley Act of 2002.

                                      (22)

     The following are the late reports filed during February 2003 by such Insiders under Section 16(a) and the number of transactions reflected therein as not reported on a timely basis during such fiscal year or prior fiscal years:
Mr. Benkovic's February 2003 filing covered eleven late reports including five market transactions during 2001 and 2002 and ten grants of options during the years 1995 through 2001 which increased his beneficial ownership by 2,300 shares and by 50,000 options; Mr. Buchtmann's February 2003 filing covered four late reports including eight grants of options during the years 1998 through 2001 which increased his beneficial ownership by 55,000 options; Mr. Davanzo's February 2003 filing covered five late reports including ten grants of options during the years 1997 through 2001; Mr. Dunbar's February 2003 filing covered eight late reports including two market transactions during 1999, one issue of stock in lieu of cash fees (22,622 shares) during 1999 and five grants of options during the years 1997 through 2001 which increased his beneficial ownership by 17,809 shares and by 25,000 options; Mr. Holden's February 2003 filing covered five late reports including one issue of stock in lieu of cash fees (5,472 shares) during 1999 and four grants of options during the years 1998 through 2001 which increased his beneficial ownership by 5,472 and 22,500 options ; Mr. Johnsen's February 2003 filing covered three late reports including seven grants of options during the years 1999 through 2001 which increased his beneficial ownership by 140,000 options; Mr. Moore's February 2003 filing covered six late reports including one issue of stock in lieu of cash fees (13,255 shares) during 1999 and five grants of options during the years 1997 through 2001 which increased his beneficial ownership by 13,255 shares and by 25,000 options; Mr. Olschan's February 2003 filing covered six late reports including ten grants of options during the years 1996 through 2001 which increased his beneficial ownership by 145,000 options; Mr. Penisten's February 2003 filing covered three late reports including one market transaction during 2002, one issue of stock in lieu of cash fees (47,287 shares) during 1999 and one grant of options in 2001 which increased his beneficial ownership by 46,787 shares and by 7,500 options; and Mr. Ward's February 2003 filing covered one late report of a grant of options in 2001 which increased his beneficial ownership by 10,000 options.


SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 26, 2004 must be received by the Secretary of the Company no later than November 23, 2003.

                                      (23)

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 2004 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

Notices and requests should be addressed to Secretary, Acme United Corporation, 1931 Black Rock Turnpike, Fairfield, Connecticut 06825.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone. The Company will be responsible for costs associated with this solicitation.






By Order of the Board of Directors
Paul G. Driscoll, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825
March 27, 2003


                                   APPENDIX A

                                      (24)

Acme United Corporation
Audit Committee Charter

Organization
This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the charter by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee), and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board and to management the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, and notify the shareholders of the Board's decision.

                                      (25)

o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements and the Company's Quarterly Report on Form 10-Q with management and the independent auditors. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                      (26)